Exhibit 32.1

               Certification pursuant to 18 U.S.C., Section 1350
      as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
                 ___________________________________________


In connection with the Quarterly Report on Form 10-Q, filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, of NBC Capital Corporation (the "Company") for the period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lewis F. Mallory, Jr., the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)  the Report fully complies with the requirements of Section 13(a) or
    Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                          /s/ Lewis F. Mallory, Jr.
                                          __________________________________
                                  Name:   Lewis F. Mallory, Jr.
                                  Title:  Chairman of the Board and Chief
                                          Executive Officer
                                  Date:   August 11, 2003



A signed original of this written statement required by Section 906 has been provided to NBC Capital Corporation and will be retained by NBC Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.